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                                                                    EXHIBIT 99

FLEMINGTON PHARMACEUTICAL CORPORATION
31 State Highway 12, Flemington, New Jersey 08822
Telephone (908) 782-3431    Facsimile (908) 782-2445

FOR IMMEDIATE RELEASE
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               FLEMINGTON PHARMACEUTICAL CORPORATION ANNOUNCES NAME
              ------------------------------------------------------
                             CHANGE TO NOVADEL PHARMA  INC.
                             ------------------------------

FLEMINGTON, NEW JERSEY, OCT 2, 2002 - Flemington Pharmaceutical Corporation ("the Company") (OTC BB: "FLEM") announced today that it has changed its corporate name to NovaDel Pharma Inc. and will begin trading under the ticker symbol "NVDL" on October 3, 2002.

Dr. Harry Dugger, President and CEO, commented "Our new name more accurately reflects our business, NovaDel Pharma: Novel Delivery of Pharmaceuticals. As we are rapidly expanding our product pipeline, with a total of 31 lingual sprays under development, and anticipate transferring into a new facility with manufacturing capabilities, we felt it time to change our name as we move in the direction of a fully-integrated specialty pharmaceutical company."

NovaDel Pharma Inc. is engaged in the development of novel drug delivery systems for prescription and over-the-counter drugs. These novel drug delivery systems include patented lingual sprays. The Company believes that these delivery systems offer the patient (i) fast onset of action (ii) improved drug safety by reducing the required drug dosage and reducing side effects; (iii) improved patient convenience and compliance; and (iv) enhanced dosage reliability. The Company plans to develop such products independently and through collaborative arrangements with major pharmaceutical companies.

Visit  the  Company  web  site:  www.novadel.com   for  further  information.
                                 ---------------

FOR IMMEDIATE INFORMATION, CONTACT:
John Klein, Chairman of the Board of Directors, Phone: (908) 782-3431 NOVADEL PHARMA INC.
Brian Korb, Phone: (212) 477-9007 x23 Fax: (212) 460-9028
THE TROUT GROUP LLC

Note: Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain approval for products under development and the consummation of a lease for the new facility. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's most recent Annual Report and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

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